Bank One Auto Securitization Trust 2003-1

Monthly Servicer Certificate

For the Collection Period ended: September 30, 2003

Distribution Date Summary
	Initial	Begin	End	# days
Distribution Date			10/20/2003
Collection Period		09/01/2003	09/30/2003	30
Monthly Interest Period – Actual		10/14/2003	10/20/2003	6
Monthly Interest – Scheduled				30
Pool Balance	733,163,743.80	733,163,743.80	710,892,829.65	—

Monthly Distribution Summary
	Initial Balance	Beginning Balance	Principal Distribution	Ending Balance	Note Factor
Class A-1 Notes	149,000,000.00	149,000,000.00	25,491,417.35	123,508,582.65	0.8289167
Class A-2 Notes	245,000,000.00	245,000,000.00	—	245,000,000.00	1.0000000
Class A-3 Notes	151,000,000.00	151,000,000.00	—	151,000,000.00	1.0000000
Class A-4 Notes	160,670,000.00	160,670,000.00	—	160,670,000.00	1.0000000
Class B Notes	18,329,000.00	18,329,000.00	—	18,329,000.00	1.0000000

Total Securities	723,999,000.00	723,999,000.00	25,491,417.35	698,507,582.65

	Coupon Rate	Monthly Accrued Interest	Prior Interest Carryover	Total Interest Paid	Interest Shortfall
Class A-1 Notes	1.1000%	27,316.67	—	27,316.67	—
Class A-2 Notes	1.2900%	52,675.00	—	52,675.00	—
Class A-3 Notes	1.8200%	45,803.33	—	45,803.33	—
Class A-4 Notes	2.4300%	65,071.35	—	65,071.35	—
Class B Notes	2.1000%	6,415.15	—	6,415.15	—

Total Securities		197,281.50	—	197,281.50	—

Available Collections
Principal Payments Received		22,270,399.07
Interest Payments Received		4,029,269.57
Receivables Repurchased during collection period – Principal	—	—
Receivables Repurchased during collection period – Interest		—
Recoveries on Defaulted Receivables		—

Total Available Collections		26,299,668.64

Reserve Account Transfer Amount		—

Total Available Funds		26,299,668.64

Summary of Distributions
Payment of Servicing Fee:		610,969.79
Payment of Class A Interest Amount:		190,866.35
First Priority Principal Distribution Amount:		—
Payment of Class B Monthly Interest:		6,415.15
Regular Principal Distribution Amount:		25,491,417.35
Payment to the Reserve Account to Maintain Specified Reserve Balance:		—

Remaining Available Funds (To the Holder(s) of the Certificates)		—

Release of excess reserve		—

Total Funds Remitted (To the Holder(s) of the Certificates)		—

Bank One Auto Securitization Trust 2003-1

Monthly Servicer Certificate

For the Collection Period ended: September 30, 2003

Calculation of Servicing Fee
Beginning Pool Balance		733,163,743.80
Multiplied By: Monthly Servicing Fee (1.0%/12)		0.08%
Monthly Servicing Fee		610,969.79
Plus: Unpaid Servicing Fees from Prior Periods		—

Servicing Fees Due and Paid		610,969.79

Calculation of Class A Interest Amount Due
Class A-1 Note Interest Accrued		27,316.67
Class A-2 Note Interest Accrued		52,675.00
Class A-3 Note Interest Accrued		45,803.33
Class A-4 Note Interest Accrued		65,071.35
Total Class A Note Interest Accrued During Period		190,866.35
Plus: Interest Shortfalls from Prior Periods		—

Total Class A Note Interest Due		190,866.35

Calculation of Class A Interest Amount Paid
Available Collections After Servicing Fee		25,688,698.85
Available Collection Shortfall		—
Reserve Account Draw		—

Class A Interest Amount Paid		190,866.35

Class A Interest Shortfall Carryforward		—

Calculation of First Priority Principal Distribution Amount Due:
Beginning Class A Note Balance		705,670,000.00
Less: Ending Pool Balance		710,892,829.65

First Priority Principal Distribution Amount		—

Calculation of First Priority Principal Distribution Amount Paid:
Available Collections After Servicing Fee and Class A Interest		25,497,832.50
Available Collections Shortfall		—
Reserve Account Draw		—

First Priority Principal Distribution Amount Paid		—

Calculation of Class B Interest Amount Due
Class B Note Interest Accrued		6,415.15
Plus: Interest Shortfalls from Prior Periods		—

Total Class A Note Interest Due		6,415.15

Calculation of Class B Interest Amount Paid
Available Collections After Servicing Fee, Class A Interest and First Priority Principal		25,497,832.50
Available Collection Shortfall		—
Reserve Account Draw		—

Class B Interest Amount Paid		6,415.15

Class B Interest Shortfall Carryforward		0.00

Calculation of Regular Principal Distribution Amount:
Aggregate Beginning Outstanding Note Balance		723,999,000.00
Less:
Ending Pool Balance	710,892,829.65
Less: Target Overcollateralization Amount	(16,496,184.24)	694,396,645.41

Less: First Priority Principal Distribution Amount		—

Regular Principal Distribution Amount before Reserve Account Draw Amount		29,602,354.59

Available Funds, before Reserve Account Draw		25,491,417.35
Available Funds Shortfall Amount		4,110,937.23
Reserve Account Draw Amount		—

Regular Principal Distribution Amount Paid		25,491,417.35

Bank One Auto Securitization Trust 2003-1

Monthly Servicer Certificate

For the Collection Period ended: September 30, 2003

Class A Principal Distribution Amount Due:
The Greater of:
(A) The Beginning Class A-1 Note Balance	149,000,000.00
(B) The Beginning Class A Note Balance minus the lesser of:	705,670,000.00
(i) the product of (x) the Ending Pool Balance and (y) 88.75% plus a % equivalent of a fraction equal to the Reserve Account (prior to deposits) divided by the Ending Pool Balance	632,750,295.67

72,919,704.33
(ii) the excess of (x) the Ending Pool Balance over (y) the Target Overcollateralization Amount	694,396,645.41

11,273,354.59

Class A Principal Distribution Amount	149,000,000.00

Class B Principal Distribution Amount Due:
The excess of (A) the sum of (i) the Ending Class A Note Balance and (ii) the Beginning Class B Note Balance over (B) the excess of (x) the Ending Pool Balance and (y) the Target Overcollateralization Amount	4,110,937.23

Class B Principal Distribution Amount	4,110,937.23

Principal Distribution Amount Paid:
Available Collections for Principal Distribution	25,491,417.35

(i) To the Class A Notes, sequentially:
(a) Class A-1 Notes	25,491,417.35
(a) Class A-2 Notes	—
(a) Class A-3 Notes	—
(a) Class A-4 Notes	—
(ii) To the Class B Notes	—
(iii) To the Certificateholder	—

Target Overcollateralization Amount
Lesser of:
(A) 2.25% of the Initial Pool Balance	16,496,184.24
(B) The greater of:
(i) 0.75% of the Initial Pool Balance less the Pre-Addition Reserve Balance	3,665,818.72
(ii) 11.25% of the Ending Pool Balance less the Pre-Addition Reserve Balance	78,142,533.98

Target Overcollateralization Amount	16,496,184.24

Overcollateralization Amount
Beginning Overcollateralization Amount	9,164,743.80
Target Overcollateralization Amount	16,496,184.24
Overcollateralization Excess/(Deficiency)	(7,331,440.44)
Overcollateralization Release Amount	—
Overcollateralization Increase Amount	3,220,503.20

Overcollateralization Amount	12,385,247.00

Reserve Account
Beginning Reserve Account Balance	1,832,909.36
Plus: Interest Accrued	—
Less: Reserve Account Draw	—
Reserve Account Balance Prior to Deposits	1,832,909.36

Specified Reserve Account Balance is Greater of:
(a) 0.80% of Ending Pool Balance	5,687,142.64
(b) 0.25% of the Initial Pool Balance	1,832,909.36

Reserve Account (Deficiency)/Excess	(3,854,233.28)
Deposit of Excess Available Funds	—
Release of excess reserve	—

Ending Reserve Account Balance	1,832,909.36

Bank One Auto Securitization Trust 2003-1

Monthly Servicer Certificate

For the Collection Period ended: September 30, 2003

POOL STATISTICS

	Initial	Current
Collateral Pool Balance Data:
Net Pool Balance	733,163,743.80	710,892,829.65
Number of Current Contracts	41,825	41,248
Weighted Average Loan Rate	6.4000%	6.3962%
Weighted Average Remaining Term (months)	56.6	55.6

	Units	Principal Balance
Net Loss Activity:
Principal Losses for Current Collection Period	1	515.08
Less: Recoveries from Prior Months Charge offs		—
Net Principal Losses for Current Collection Period		515.08
Monthly Net Loss Rate (Annualized)		0.0008%

Beginning Net Principal Losses	—	—
Net Principal Losses for Current Collection Period	1	515.08
Cumulative Net Principal Losses	1	515.08
Cumulative Net Principal Loss Rate		0.0001%
Receivables for which related Financed Vehicle has been repossessed and not liquidated	10	178,832.19

	Percentage $	Units	Outstanding Principal Balance
Delinquencies Aging Profile – End of Period:
Current	94.87%	39,288	674,399,843.13
1 - 29 Days Delinquent	4.91%	1,874	34,938,269.64
30 - 59 Days Delinquent	0.22%	85	1,537,643.13
60 - 89 Days Delinquent	0.00%	1	17,073.75
90 - 119 Days Delinquent	0.00%	—	—
120 - 149 Days Delinquent	0.00%	—	—
150 - 179 Days Delinquent	0.00%	—	—
180+ Days Delinquent	0.00%	—	—

Total		41,248	710,892,829.65

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate on this 16th day of October 2003.

Bank One, National Association as Servicer

By:	/s/ Randy Redcay

Randy J. Redcay First Vice President